Exhibit 32.1
(Form 10-K)
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AND RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934
In connection with the Annual Report of Citizens Republic Bancorp, Inc. (“Citizens”) on Form 10-K for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cathleen H. Nash, President and Chief Executive Officer of Citizens, certify, pursuant to 18 U.S.C. Section 1350 and Rule 13a-14(b) under the Securities Exchange Act of 1934, that:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Citizens.
Dated: March 1, 2010

/s/ Cathleen H. Nash
Cathleen H. Nash
President and Chief Executive Officer